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                                                                      EXHIBIT 11

                             EAGLE BANCSHARES, INC.

Statement re: Computation of per share earnings

Below is reconciliation for the three month period ended September 30, 1998 and 1997, of the difference between average basic common shares outstanding and average diluted common shares outstanding.




COMPUTATION OF PER SHARE EARNINGS
(dollars in thousands except per share data)                   THREE MONTHS ENDED
                                                         SEPT. 30, 1998       Sept. 30, 1997
                                                    -----------------------------------------
Basic
-----
Net income                                                    $2,471              $1,723
                                                    -----------------------------------------

Average common shares                                          5,788               5,666
                                                    -----------------------------------------

Earnings per common share - basic                             $ 0.42              $ 0.30
                                                    -----------------------------------------


Diluted
-------
Net income                                                    $2,471              $1,723
                                                    -----------------------------------------


Average common shares - basic                                  5,788               5,666
Incremental shares outstanding                                   167                 165
Average common shares - diluted                                5,955               5,831
                                                    -----------------------------------------


Earnings per common share - diluted                           $ 0.41              $ 0.30
                                                    -----------------------------------------



Below is reconciliation for the six month period ended September 30, 1998 and 1997, of the difference between average basic common shares outstanding and average diluted common shares outstanding.




 (dollars in thousands except per share data)                   SIX MONTHS ENDED
                                                         SEPT. 30, 1998    Sept. 30, 1997
                                                    -----------------------------------------
Basic
-----
Net income                                                    $5,451              $3,283
                                                    -----------------------------------------


Average common shares                                          5,788               5,666
                                                    -----------------------------------------


Earnings per common share - basic                             $ 0.94              $ 0.58
                                                    -----------------------------------------


Diluted
-------
Net income                                                    $5,451              $3,283
                                                    -----------------------------------------


Average common shares - basic                                  5,788               5,666
Incremental shares outstanding                                   183                 172
Average common shares - diluted                                5,971               5,838
                                                    -----------------------------------------


Earnings per common share - diluted                           $ 0.91              $ 0.56
                                                    -----------------------------------------
